                                   EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                    VIB CORP


                                 ARTICLE I: NAME

        The name of this corporation is:


                                    VIB CORP

                               ARTICLE II: PURPOSE

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                               ARTICLE III: AGENT

        The name and complete business address in the State of California of this corporation's initial agent for service of process is:

                S. Alan Rosen, Esq.
                Horgan, Rosen, Beckham & Coren, L.L.P.
                21700 Oxnard Street, Suite 1400
                Woodland Hills, California  91365


                               ARTICLE IV: CAPITAL

        (a) The corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock, no par value per share, authorized to be issued is 25,000,000. Upon the amendment of this Article to read as herein set forth, each four outstanding shares of Common Stock are split up and converted into five shares of Common Stock.

        (b) The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


                          ARTICLE V: RANGE OF DIRECTORS

        (a) The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The authorized number of directors of the corporation shall be not less than six (6) nor more than ten (10). The exact number of directors shall be determined within the limits specified above by a bylaw or by a resolution duly adopted by the Board of Directors or by the shareholders.

        (b) Notwithstanding any other provisions of these Articles of Incorporation, the range of authorized directors of the corporation set forth in Section (a) of Article V may only be amended by the vote of at least sixty-six and two-thirds percent (662/3%) of the outstanding shares entitled to vote thereon; provided, however, that an amendment reducing the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (162/3%) of the outstanding shares entitled to vote thereon.


                       ARTICLE VI: LIABILITY OF DIRECTORS

        (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

        (c) The corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such from a company, the shares of which are owned in whole or in part by the corporation, provided that any policy issued by such company is limited to the extent provided by applicable law.

        (d) Any amendment, repeal or modification of any provision of this
Article VI shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.


                       ARTICLE VII: FAIR PRICE PROTECTION

        (a) Definitions. For the purposes of this Article VII:

                1. The term "Beneficial Owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any Voting Stock of this corporation which any Major Shareholder has the right to vote or to acquire: (i) pursuant to any agreement;
(ii) by reason of tenders of shares by shareholders of the corporation in connection with or pursuant to a tender offer made by such Major Shareholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected); or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Shareholder.

                2.      The term "Business Combination" shall mean:

                        A. Any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Shareholder, any Affiliate or Associate thereof, or any Person acting in concert therewith) of this corporation or any Subsidiary with or into a Major Shareholder or of a Major Shareholder with or into this corporation or a Subsidiary;

                        B.      Any sale, lease, exchange, transfer,
distribution to shareholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Shareholder by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

                        C. The purchase, exchange, lease or other acquisition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Shareholder;

                        D. The issuance of any securities, or of any rights, warrants or options to acquire any securities, of this corporation or a Subsidiary, eighty percent (80%) or more of which are issued to a Major Shareholder, or the acquisition by this corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder;

                        E. Any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the corporation or any Subsidiary thereof which is beneficially owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the corporation or any Subsidiary thereof; provided, however, that this Section
(a)2.E of Article VII shall not relate to any transaction of the types specified herein that has been approved by eighty percent (80%) of the Board of Directors; and

                        F. Any Agreement, contract or other arrangement providing for any of the transactions described herein.

                3. The term "Major Shareholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor
Rule) and any Person acting in concert therewith, is the beneficial owner of shares possessing ten percent (10%) or more of the voting power of the Voting Stock of this corporation, and any Affiliate or Associate of a Major Shareholder, including a Person acting in concert therewith. The term "Major Shareholder" shall not include a Subsidiary of this corporation.

                4. The term "other consideration to be received" shall include, without limitation, Voting Stock of this corporation retained by its existing shareholders in the event of a Business Combination which is a merger or consolidation in which this corporation is the surviving corporation.

                5. The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than this corporation, any Subsidiary of this corporation or a trustee holding stock for the benefit of employees of this corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group will be deemed a "Person."

                6. The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by this corporation.

                7. The term "Substantial Part," as used in reference to the assets of the corporation, of any Subsidiary or of any Major Shareholder means assets having a value of more than five percent (5%) of the total consolidated assets of the corporation and its Subsidiaries as of the end of the corporation's most recent fiscal year ending prior to the time the determination is made.

                8. The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

        (b) Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section (c) of Article VII, neither the corporation nor any Subsidiary shall be party to a Business Combination unless:

                1. The Business Combination was approved by the Board of Directors of the corporation prior to the Major Shareholder involved in the Business Combination becoming such; or

                2. The Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by not less than eighty percent (80%) of the Board of Directors; or

                3. The Business Combination was approved by not less than ninety percent (90%) of the Board of Directors of the corporation.

        (c) The approval requirements of Section (b) of Article VII shall not apply if the Business Combination is approved by the vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Voting Stock of this corporation and all of the following conditions are satisfied:

                1. The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the Voting Stock of this corporation in the Business Combination is not less than the higher of: (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Shareholder in acquiring any of this corporation's Voting Stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of this corporation's Voting Stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of this corporation's Voting Stock immediately prior to the commencement of acquisition of this corporation's Voting Stock by such Major Shareholder;

                2. The consideration to be received in such Business Combination by holders of the Voting Stock of this corporation shall be, except to the extent that a shareholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Shareholder in acquiring his Voting Stock of the corporation;

                3. After becoming a Major Shareholder and prior to consummation of such Business Combination: (i) such Major Shareholder shall not have acquired any newly-issued shares of capital stock, directly or indirectly, from this corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Shareholder or upon compliance with the provisions of this Article VII or as a result of a pro rata share dividend or share split); and (ii) such Major Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation or a Subsidiary, or made any major changes in this corporation's business or equity capital structure; and

                4. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and Rules promulgated thereunder, whether or not this corporation is then subject to such requirements, shall be mailed to all shareholders of this corporation for the purpose of soliciting shareholders' approval of such Business Combination and shall contain at the front thereof, in a prominent place: (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of Board of Directors may choose to state; and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining shareholders, to be paid a reasonable fee for their services by this corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Shareholder and to be selected by the Board of Directors).

        (d) The affirmative vote required by this Article VII is in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, these Articles of Incorporation, or any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock.

        (e) Nothing contained in this Article VII shall be construed as relieving any Major Shareholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

        (f) The fact that any action or transaction complies with the provisions of this Article VII shall not be construed as imposing any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or action and responses taken with respect to, such action or transaction.

        (g) Any amendment, change or repeal of this Article VII or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article VII shall require approval by at least a sixty-six and two-thirds percent (66 2/3%) vote of the Voting Stock of the corporation.


                    ARTICLE VIII: CLASSIFICATION OF DIRECTORS

        (a) This Article VIII shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code, which provision refers to a corporation whose shares are traded on the New York Stock Exchange, American Stock Exchange, or Nasdaq National Market System.

        (b) In the event the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be classified into three (3) classes, the members of each class to serve for a term of three (3) years. In the event the authorized number of directors shall be fixed at six (6) or more, but less than nine (9), the Board of Directors shall be classified into two (2) classes, the members of each class to serve for a term of two (2) years.

        (c) The election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder.

        (d) At the first annual meeting of shareholders held after the corporation qualifies as a listed corporation within the meaning of Section
301.5 of the Corporations Code the nominees elected as directors will be classified on the basis of the number of votes received; the nominees receiving the highest number of votes will be elected to the class(es) with the longest initial terms, as follows: (i) if there shall be three (3) classes one-third (1/3) of the directors shall be elected for a term of three (3) years, one-third (1/3) of the directors shall be elected for a term of two (2) years, and one-third (1/3) of the directors shall be elected for a term of one (1) year. If the number of directors is not divisible by three (3), the first extra director shall be elected for a term of three (3) years and a second extra director, if any, shall be elected for a term of two (2) years; and (ii) if there shall be two (2) classes, one-half (1/2) of the directors shall be elected for a term of two (2) years and one-half (1/2) of the directors shall be elected for a term of one (1) year. If the number of directors is not divisible by two (2), the first extra director shall be elected for a term of two (2) years.

        (e) Subject to the provisions of Section (a) of Article V providing for a change in the authorized number of directors, at subsequent annual meetings of shareholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. If there shall be three (3) classes, at each subsequent annual meeting the directors elected shall be elected for a term of three (3) years. If there shall be two (2) classes, at each subsequent annual meeting the directors elected shall be elected for a term of two (2) years. In the event the authorized number of directors changes necessitating a change in the number of classes, the directors of the corporation shall be reclassified in accordance with California law and the principles of Section (d) of this Article VIII; provided, however, any change in the number of classes shall not operate to shorten the term of any director.

        (f) If the number of directors is changed, any increase or decrease Shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

        (g) Notwithstanding the foregoing provisions of this Article VIII, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VIII unless expressly provided by such terms.

        (h) Notwithstanding any other provision of these Articles of Incorporation, any amendment, change or repeal of this Article VIII shall require the vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote thereon.